EXECUTION COPY

                             DATED DECEMBER 21, 2004



                   (1) TELESYSTEM INTERNATIONAL WIRELESS INC.




                               (2) CLEARWAVE N.V.



                                     - AND -




                    (3) SELLERS LISTED IN SCHEDULE 4, PART B



                            SHARE TRANSFER AGREEMENT

                      RELATING TO THE TRANSFER OF SHARES IN
                               OSKAR HOLDINGS N.V.


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                                TABLE OF CONTENTS

                                                                            PAGE
1.   DEFINITIONS AND INTERPRETATION............................................2

2.   SHARE TRANSFER...........................................................10

3.   CONDITIONS PRECEDENT.....................................................11

4.   COMPLETION...............................................................11

5.   WARRANTIES...............................................................12

6.   TERMINATION..............................................................13

7.   INDEMNIFICATION..........................................................14

8.   COVENANTS................................................................15

9.   NOTICES..................................................................23

10.  GENERAL PROVISIONS.......................................................24

11.  GOVERNING LAW AND DISPUTE RESOLUTION.....................................27


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                            SHARE TRANSFER AGREEMENT

DATE:                           DECEMBER 21, 2004


PARTIES:

(1) TELESYSTEM INTERNATIONAL WIRELESS INC., a company organised and existing under the laws of Canada and having its registered office at 1250 Rene-Levesque Street West, Montreal, Quebec, Canada, H3B 4W8 ("TIW");

(2) CLEARWAVE N.V., a public limited liability company organised and existing under the laws of The Netherlands and having its registered office at World Trade Center, Strawinskylaan 707, Amsterdam 1077 XX, The Netherlands ("CLEARWAVE");

(3) SELLERS, being the Persons whose names appear in Part B of Schedule 4 (each, a "SELLER" and collectively, the "SELLERS");


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


RECITAL:

(A) Each Seller is the beneficial and legal owner of the number of Class B Shares with a nominal value of (euro)1.00 each (collectively, the "SUBJECT SHARES") in the share capital of Oskar Holdings set forth next to such Seller's name in Part B of Schedule 4.

(B) The Sellers wish to transfer all of the Subject Shares to Clearwave, and TIW wishes to pay for the Subject Shares, on behalf of its subsidiary Clearwave, in common shares of TIW's share capital, upon the terms and conditions set forth below (the "SUBJECT SHARE TRANSFER").


IT IS AGREED AS FOLLOWS:
1.       DEFINITIONS AND INTERPRETATION

     1.1 In this Agreement the following words and expressions have the following meanings:


         Term                                        Definition

         "ACCOUNTS"                     TIW's  audited  accounts  for  the  year
                                        ended 31 December 2003;

         "ACCOUNTS DATE"                31 December 2003;

         "ADVENT  SELLERS"              collectively,  Advent  Partners  Limited
                                        Partnership,  Advent Private Equity Fund
                                        - Central  Europe  Limited  Partnership,
                                        ACEE  II-A  Co-Investment  Fund  Limited
                                        Partnership,  Advent  Central  & Eastern
                                        Europe II, Limited  Partnership,  Advent
                                        Central & Eastern  Europe  II-A  Limited
                                        Partnership,  Advent  Central  & Eastern
                                        Europe II-B Limited Partnership,  Advent
                                        Central & Eastern  Europe  II-L  Limited
                                        Partnership,  Advent PGGM Global Limited
                                        Partnership,  and The Czech  and  Slovak
                                        Private Equity Fund L.P.;

         "AFFILIATE"                    in relation to a specified  person,  any
                                        person  that,  directly  or  indirectly,
                                        through one or more intermediaries,  (a)
                                        owns or Controls the  specified  person,
                                        (b)  is  owned  or   Controlled  by  the
                                        specified person, or (c) is under common
                                        ownership or Control with the  specified
                                        person,  and in the case of a  specified
                                        person  that  is  an  individual,   will
                                        include   such   individual's    natural
                                        children, current spouse and/or natural parents, including any trust established for the benefit of such individual's natural children, current spouse and/or natural parents, in each case, where
                                        "own" means ownership of more than 50 per cent of the voting interests or rights of the specified person;

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         "AGREEMENT"                    this Share Transfer Agreement;

         "AMFQ"                         Autorite  des  marches   financiers   du
                                        Quebec;

         "ARTICLES OF ASSOCIATION"      the  articles  of  association  of Oskar
                                        Holdings as amended from time to time;

         "BLACKOUT PERIOD"              as defined in Schedule 6;

         "BUSINESS COMBINATION"         as  defined  in  Clause   (iii)  of  the
                                        definition of Change of Control;

         "BUSINESS DAY"                 shall be  construed  as a reference to a
                                        day (other than a Saturday or Sunday) on
                                        which  banks and  financial  markets are
                                        open    in    London,    England,    the
                                        Netherlands, the State of New York in the United States of America, and the Province of Quebec, Canada, for the transaction of ordinary business;

         "CHANGE IN THE BOARD MAJORITY" as  defined   in  Clause   (ii)  of  the
                                        definition of Change of Control;

         "CHANGE OF CONTROL"            shall  be  deemed  to have  occurred  in
                                        respect of a person if:

                                        (i) a  "person"  or  "group"  within the
                                        meaning of Sections  13(d) and  14(d)(2)
                                        of the 1934 Act (other than the Existing
                                        Shareholders)   becomes   the   ultimate
                                        "beneficial  owner" as  defined  in Rule
                                        13d-3 under the 1934 Act of more than a majority, on a fully diluted basis, of the total voting power of the capital stock of such person of any class or kind ordinarily having the power to vote for the election of directors of such person; or

                                        (ii)  individuals who on the date hereof
                                        constituted  the board of  directors  of
                                        such  person   (together  with  any  new
                                        directors  whose  election by such board
                                        of  directors  or whose  nomination  for
                                        election to such board of  directors  by
                                        such person's  shareholders was approved
                                        by a vote of at least  two-thirds of the
                                        members of such board of directors  then
                                        in office  who  either  were  members of
                                        such board of  directors on such date or
                                        whose   election   or   nomination   for
                                        election was


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

                                        previously  so  approved  cease  for any
                                        reason to  constitute  a majority of the
                                        members  of the  board of  directors  of
                                        such person then in office (a "CHANGE IN
                                        THE BOARD MAJORITY"),  and a "person" or
                                        "group"  within the  meaning of Sections
                                        13(d)  and  14(d)(2)  of  the  1934  Act
                                        (other than the  Existing  Shareholders)
                                        has  become,  at any time during the 120
                                        days   before   the   Change   in  Board
                                        Majority,   the   ultimate   "beneficial
                                        owner"  (as  defined  in the Rule  13d-3
                                        under the 1934 Act) of more than 33 1/3% of the total voting power of the capital stock of such person of any class or kind ordinarily having the power to vote for the election of directors of such person on a fully diluted basis; or

                                        (iii) there is consummated  either (A) a
                                        merger,     amalgamation,     plan    of
                                        arrangement,              consolidation,
                                        reorganization,    share   exchange   or
                                        issuance of  securities  involving  such
                                        person  (each a "BUSINESS  COMBINATION")
                                        unless,  immediately after such Business
                                        Combination, all or substantially all of
                                        the  individuals  and  entities who were
                                        the beneficial  owners of voting capital
                                        of such  person  immediately  before the
                                        Business    Combination    continue   to
                                        beneficially     own,     directly    or
                                        indirectly,  more  than  66  2/3% of the
                                        then  outstanding  voting capital of the
                                        resulting  or  acquiring  entity in such
                                        Business    Combination   (which   shall
                                        include,     without    limitation,    a
                                        corporation  which as a  result  of such
                                        transaction    owns   such   person   or
                                        substantially   all  of  such   person's
                                        assets either directly or indirectly) in
                                        substantially  the same  proportions  as
                                        their   respective   ownership   in  the
                                        outstanding voting capital immediately before such Business Combination; or (B) the sale or other disposition of any of such person's assets for gross proceeds equal to at least two-thirds of the then private enterprise value of such person;

         "CLEARWAVE"                    as  defined in  paragraph  (2) under the
                                        heading "Parties";

         "COMPLETION"                   the  completion  of  the  Subject  Share
                                        Transfer  pursuant  to  Clause 4 of this
                                        Agreement, which shall take place on the
                                        Completion  Date, by the  performance by
                                        the   parties   of   their    respective
                                        obligations under Clause 4;


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

         "COMPLETION DATE"              as soon as  practicable  after  the date
                                        (being  a  date  not   later   than  the
                                        Termination  Date) on which  the last of
                                        (a)  the   conditions   referred  to  in
                                        Schedule  1, Part A have been  fulfilled
                                        (or waived by the Sellers  under  Clause
                                        3.3) and (b) the conditions  referred to
                                        in   Schedule   1,   Part  B  have  been
                                        fulfilled (or waived by the Purchasers under Clause 3.4) and in any event, no later than 10.00 am, New York time, on the tenth Business Day after such date or such other time and date as the parties may agree;

         "CONCURRENT SECONDARY
          OFFERING"                     as defined in Clause 8.7;

         "CONDITIONS"                   the conditions  precedent referred to in
                                        Clauses 3.1 and 3.2;

         "CONTROL"                      the possession,  directly or indirectly,
                                        or as trustee or executor,  of the power
                                        to direct or cause the  direction of the
                                        general  management  and  policies  of a
                                        person,  whether  through  ownership  of
                                        voting   securities,   as   trustee   or
                                        executor,    by   contract   or   credit
                                        arrangements     or    otherwise     and
                                        "Controlled"    shall    be    construed
                                        accordingly;

         "DOCUMENTED SALE"              as defined in Schedule 6;

         "EMP SELLERS"                  collectively,   EEIF  Czech   N.V.   and
                                        Emerging  Europe   Infrastructure   Fund
                                        C.V.;

         "EBRD"                         European  Bank  for  Reconstruction  and
                                        Development;

         "ENCUMBRANCE"                  (a) a mortgage,  charge,  pledge,  lien,
                                        hypothecation,  assignment or deposit by
                                        way of security or other  encumbrance of
                                        any   kind   whatsoever   securing   any
                                        obligation   of  any  person,   (b)  any
                                        restriction,  right of first  refusal or
                                        pre-emption,   third   party   right  or
                                        interest,  other  encumbrance or type of
                                        preferential    arrangement   (including
                                        conditional sale, title transfer and retention arrangements) having a similar effect;

         "EXEMPT SELLER"                each  Seller that is not  identified  as
                                        having been organized  under the laws of
                                        the United States, or one of the states,
                                        territories  or   possessions   thereof,
                                        under    the     heading     "Laws    of
                                        Incorporation" in Schedule 4, Part B hereof, and, for the avoidance of doubt, the EBRD shall be an Exempt Seller;


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

         "EXISTING SHAREHOLDERS"        the parties to the  Registration  Rights
                                        Agreement, other than TIW;

         "EXIT AGREEMENT"               the Amended and Restated Exit  Agreement
                                        dated May 3, 2001 among TIW, Clearwave and the Investors identified therein;

         "GAAP"                         generally      accepted       accounting
                                        principles;

         "GOVERNMENTAL AUTHORITY"       the  government  of any  nation,  state,
                                        city,   locality   or  other   political
                                        subdivision    thereof,    any    entity
                                        exercising    executive,    legislative,
                                        judicial,  regulatory or  administrative
                                        functions and any  corporation  or other
                                        entity  owned  or  controlled,   through
                                        stock or capital ownership or otherwise,
                                        by any of the foregoing  including,  but
                                        not   limited   to,    competition   and
                                        licensing   authorities   in  the  Czech
                                        Republic or elsewhere;

         "INDEMNIFIED PARTY"            as defined in Clause 7;

         "INDEMNIFYING PARTY"           as defined in Clause 7;

         "LAW" in relation to any person, any law, statute, ordinance, treaty, rule or regulation, and any judgement, decision, award, order, decree, administrative
                                        guidance,        licence,        permit,
                                        authorisation,        franchise       or
                                        determination of an arbitrator or a court or other Governmental Authority, in each case applicable to, or binding upon, such person or any of its property or to which such person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein;

         "LOCK-UP PERIOD"               as defined in Clause 8.5.1;

         "MANAGEMENT ACCOUNTS"          TIW's  unaudited  balance  sheet  as  at
                                        September 30, 2004, together with its profit and loss account and cash flow statement for the three- and nine-month periods ending September 30, 2004;

         "MATERIAL ADVERSE CHANGE"      with  respect  to a  party,  any  event,
                                        circumstance, condition, fact, effect or
                                        other  matter  which  has the  effect of
                                        preventing in a material and adverse way
                                        such party from performing and complying
                                        with any of its  obligations  under this
                                        Agreement   or  making  its   Warranties
                                        hereunder;


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

         "NASD"                         as defined in Clause 8.7.3;

         "NASDAQ" Nasdaq National Market or, in the event the common shares of TIW are phased down to the Nasdaq SmallCap Market by reason of TIW not satisfying the Nasdaq National Market's minimum bid price continuing listing requirement, "Nasdaq" shall refer to the Nasdaq SmallCap Market;

         "OSKAR HOLDINGS"               Oskar  Holdings  N.V., a public  limited
                                        liability company organised and existing
                                        under  the laws of The  Netherlands  and
                                        having  its  registered  office at World
                                        Trade   Center,    Strawinskylaan   707,
                                        Amsterdam 1077 XX, The Netherlands;

         "OTHER TIW EXCHANGE"           as defined in Clause 8.7;

         "PROHIBITED SHARE TRANSACTION" as defined in Clause 8.5.1;

         "PURCHASERS"                   TIW and Clearwave;

         "QUEBEC ACT"                   as defined in Clause 3.5;

         "QUEBEC REGULATION"            as defined in Clause 3.5;

         "RECOGNIZED EXCHANGE"          Nasdaq, New York Stock Exchange, Toronto
                                        Stock Exchange, American Stock Exchange or London Stock Exchange;

         "REGISTRABLE SHARES"           as defined in Schedule 6;

         "REGISTRATION EXPENSES"        as defined in Clause 8.7.3;

         "REGISTRATION RIGHTS
          AGREEMENT"                    the  Amended and  Restated  Registration
                                        Rights  Agreement,  dated  as  of 6  May
                                        2004,    between,     amongst    others,
                                        Telesystem Ltd.,  9111-1369 Quebec Inc.,
                                        Caisse de depot et  placement du Quebec,
                                        certain   funds   advised  by   Emerging
                                        Markets Partnership (Europe) Limited, certain affiliates of JP Morgan Partners
                                        LLC, U.F. Investment (Barbados) Ltd. and
                                        TIW, and certain affiliates;

         "RELEASE DATE"                 as defined in Clause 8.5.1;

         "REORGANIZATION EVENT"         as defined in Clause 8.7;

         "RIGHTS OFFERING"              as defined in Clause 8.2.3;


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

         "SEC"                          United  States  Securities  and Exchange
                                        Commission;

         "SECONDARY OFFERING"           as defined in Clause 8.7;

         "SECURITIES LAWS"              collectively, the Securities Acts of the
                                        Provinces  of Quebec and Ontario and the
                                        rules and regulations  made  thereunder,
                                        together   with   applicable   published
                                        policy  statements  and  orders  of  the
                                        securities    commission    or   similar
                                        authority  in each of the  Provinces  of
                                        Ontario  and  Quebec;  and the  by-laws,
                                        rules  and  regulations  of the  TSX and
                                        Nasdaq;  the 1995 Act on the Supervision
                                        of the  Securities  Trade (WET  TOEZICHT
                                        EFFECTENVERKEER  1995) and the rules and
                                        regulations  made  thereunder,  together
                                        with   applicable    published    policy
                                        statements    and   orders    from   the
                                        Netherlands  Authority for the Financial
                                        Markets;  and the  1934 Act and the 1933
                                        Act and the rules and  regulations  made
                                        thereunder,   together  with  applicable
                                        published interpretations and releases of the SEC;

         "SELLER" AND "SELLERS"         as  defined in  paragraph  (3) under the
                                        heading "Parties";

         "SELLING EXPENSES"             as defined in Clause 8.7.3;

         "SHARE TRANSFER DOCUMENTS"     as defined in Clause 10.2.1;

         "SHAREHOLDERS AGREEMENT"       the  Amended and  Restated  Shareholders
                                        Agreement   dated  May  4,  2001   among
                                        Clearwave,  TIW, Oskar  Holdings  (f/k/a
                                        TIW  Czech   N.V.)  and  the   Investors
                                        identified therein;

         "SHELF REGISTRATION STATEMENT" as defined in Schedule 6;

         "SUBJECT SHARES"               as defined in Recital (A);

         "SUBJECT SHARE TRANSFER"       as defined in Recital (B);

         "SUBSIDIARY"                   with  respect to any  specified  person,
                                        (i)  any  corporation,   association  or
                                        other business  entity of which (a) more
                                        than  50% of  the  voting  power  of the
                                        outstanding   voting   stock  is  owned,
                                        directly or  indirectly,  by such person
                                        and one or more  other  Subsidiaries  of
                                        such  person or (b) such  person and one
                                        or  more  other   Subsidiaries  of  such
                                        person has the right to appoint or remove a majority of the members of its board of directors or, in the case of an entity having a


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                                        two-level board, its supervisory  board;
                                        and (ii) any  partnership,  (a) the sole
                                        general partner or the managing  general
                                        partner  of  which is such  person  or a
                                        Subsidiary  of  such  person  or (b) the
                                        only general  partners of which are that
                                        person  or one or more  Subsidiaries  of
                                        that   person   (or   any    combination
                                        thereof);

         "TERMINATION DATE"             February 28, 2005;

         "TIW" as defined in paragraph (1) under the heading "Parties";

         "TIW SHARES"                   as defined in Clause 2.2;

         "TIW SECURITIES"               as defined in Clause 8.2.3;

         "TSX"                          Toronto Stock Exchange;

         "UNANIMOUS SHAREHOLDERS
         RESOLUTION"                    as defined in Clause 8.9;

         "USD" denotes the lawful currency from time to time of the United States of America;

         "WAIVER" the waiver and consent of the Existing Shareholders regarding their rights under the Registration Rights Agreement sufficient to allow the Sellers to participate in future Concurrent Secondary Offerings as and to the extent set forth in Clause 8.7 hereof, in form and content substantially as set forth in Schedule 7 hereto;

         "WARRANTIES"                   the  warranties  set out in  Schedules 3
                                        and 4;

         "1933 ACT"                     as defined in Clause 8.3;

         "1934 ACT"                     as defined in Clause 8.3; and

         "2003 20-F"                    TIW's annual report on Form 20-F for the
                                        fiscal year ended December 31, 2003.

1.2      Any reference in this Agreement to:

     1.2.1     a "DAY" shall mean a calendar day;

     1.2.2 a "PARTY" or "PARTIES" shall, unless the context otherwise requires, be construed as a reference to a party or the parties (as the case may be) to this Agreement; and


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

     1.2.3 a "PERSON" shall be construed as a reference to any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

1.3      STATUTES

         Any references in this Agreement to statutory provisions shall be construed as references to those provisions as modified, amended or re-enacted from time to time.

1.4      HEADINGS

         The Clause and Schedule headings are inserted for convenience of reference only and shall not affect the construction of this Agreement.

1.5      CLAUSES AND SCHEDULES

         Unless the context otherwise requires, references to Recitals, Clauses and Schedules are references to recitals and clauses hereof and schedules hereto, and references to this Agreement include the Schedules.

1.6      GENDER AND PLURALS

         Any reference to the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa).

1.7      TIME

         Unless the context otherwise requires, any reference to a time of day is a reference to London time.

1.8      REFERENCES

         The words "HEREOF", "HEREIN", "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.9      CURRENCY

         Unless otherwise specifically indicated, all dollar references in this Agreement are in USD.

1.10     SEVERAL OBLIGATIONS

         Except  where  expressly  stated  to  the  contrary,   all  obligations
         contained in this Agreement are several and not joint or joint and several.

2.       SHARE TRANSFER

     2.1 Subject to the provisions of Clause 2.2, on and with effect from Completion, each Seller hereby agrees to transfer to Clearwave the Subject Shares owned by it as set forth in Part B of Schedule 4, together with all rights and title attached thereto.


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

2.2 For the Subject Shares transferred by the Sellers to Clearwave, TIW shall, on behalf of Clearwave, pay to each Seller 18.488 common shares of TIW for each Subject Share owned by such Seller (such shares to be issued by TIW to the Sellers pursuant to this Agreement, the "TIW SHARES").

3.       CONDITIONS PRECEDENT

     3.1  CONDITIONS APPLICABLE TO SELLERS.

         The obligation of each Seller to transfer the Subject Shares to Clearwave under Clause 2.1 is conditional on the satisfaction of all Conditions set out in Schedule 1, Part A on or before the Termination Date and the issue by TIW on the Completion Date of the TIW Shares to such Seller under Clause 2.

     3.2  CONDITIONS APPLICABLE TO PURCHASERS.

         The  obligation of TIW to issue the TIW Shares to a Seller under Clause
         2.2 is  conditional  on the  satisfaction  of the Conditions set out in
         Schedule 1, Part B on or before the Termination Date and the delivery by such Seller on the Completion Date of the Subject Shares to Clearwave under Clause 2.1.

     3.3 The satisfaction of any Conditions set out in Schedule 1, Part A may be waived in respect of any Seller for the benefit of the Purchasers (with or without conditions) by such Seller sending written notice to that effect to the Purchasers and the other Sellers. The waiver by a Seller shall not affect the obligations of the Purchasers towards the other Sellers or the obligation of the other Sellers to the Purchasers.

     3.4 The satisfaction of any Conditions set out in Schedule 1, Part B may be waived for the benefit of any Sellers (with or without conditions) by the Purchasers by written notice to that effect to the Sellers. The waiver by the Purchasers for the benefit of a Seller shall not affect the obligations of the other Sellers towards the Purchasers.

     3.5 The parties shall use commercially reasonable efforts to ensure that the Conditions are satisfied as soon as possible after the date of this Agreement, and in any event prior to the Termination Date. In furtherance of the foregoing, if prior to the Completion Date AMFQ shall have objected to the information filed by TIW under Section 12 of the Securities Act (Quebec) (the "QUEBEC ACT") and Section 115 of the regulation respecting securities (Quebec) (the "QUEBEC REGULATION") in connection with the issuance of the TIW Shares, TIW shall use commercially reasonable efforts to promptly file a prospectus to qualify the issuance of the TIW Shares with AMFQ and the Ontario Securities Commission and obtain a receipt therefor.

     3.6 Should any party become aware of anything which will or may reasonably be expected to prevent any of the Conditions from being satisfied it shall forthwith disclose the same to the other parties.

4.       COMPLETION

     4.1 With respect to the delivery of the TIW Shares by TIW to the Sellers, Completion shall take place at the offices of TIW at 1250 Rene-Levesque Blvd. West, 38th floor, Montreal, Quebec, Canada, and with respect to the other actions to be taken to complete the Subject Share Transfer, Completion shall take place at the offices of Oskar Holdings at World Trade Center, Strawinskylaan 707, Amsterdam 1077 XX, The Netherlands or at such other place as shall be mutually agreed between the Sellers and the Purchasers on the Completion Date when all (but not some only) of the events described in this Clause 4 shall occur.

     4.2 On the Completion Date, each Seller shall deliver to TIW, or Clearwave, as the case may be, those documents and take those actions as set out in Schedule 2, Part B and each Seller shall transfer the Subject Shares to Clearwave as per Clause 2.1, free from any Encumbrances and, together with all rights now or hereafter attaching or accruing thereto, including all rights to any dividend or other distribution declared after the date of this Agreement.

        4.2.1 If Oskar Holdings declares any dividend or other distribution between the date of this Agreement and the Completion Date to shareholders of record before the Completion Date, each Seller shall deliver to the Purchasers on the Completion Date (or the payment date of such dividend or other distribution, if such date is later than the Completion Date), in addition to the Subject Shares, an amount per Subject Share equal to the per share dividend or distribution.

     4.3 On the Completion Date, the Purchasers shall deliver to each Seller those documents and take those actions as set out in Schedule 2, Part A and shall issue the TIW Shares to each Seller as per Clause 2.2 as validly issued fully paid and non-assessable common shares of TIW, free from any Encumbrances other than those created by the Sellers and their Affiliates, as the case may be, and those transfer restrictions created by Clause 8.5, together with all rights now or hereafter attaching or accruing thereto, including all rights to any dividend or other distribution declared after the date of this Agreement.

        4.3.1 If TIW declares any dividend or other distribution between the date of this Agreement and the Completion Date to shareholders of record before the Completion Date, the Purchasers shall deliver to each Seller on the Completion Date (or the payment date of such dividend or other distribution, if such date is later than the Completion Date), in addition to the TIW Shares, an amount per TIW Share equal to the per share dividend or distribution.

5.       WARRANTIES

     5.1 TIW makes the Warranties set out in Schedule 3, Part A to and for the benefit of the Sellers as of the date hereof, and as of the Completion Date. TIW and Clearwave, jointly and severally, make the Warranties set out in Schedule 3, Part B, to and for the benefit of the Sellers as of the date hereof and as of the Completion Date. Notwithstanding anything in this Agreement or in Schedule 3 to the contrary, the parties agree that TIW and Clearwave make no warranties as to the securities Laws of any jurisdiction other than Canada and the United States of America. The Warranties made by TIW and Clearwave as of the Completion Date shall be made subject to any further disclosures to a Seller made by TIW or Clearwave in writing on or before Completion in a form and substance satisfactory to such Seller, acting reasonably. For the avoidance of doubt, any such further disclosures made to a Seller which are not in a form and substance satisfactory to a Seller, acting reasonably, shall entitle such Seller to elect not to proceed to Completion, provided that this will not affect Completion with respect to the other Sellers. For the purposes of repeating the Warranties as of the Completion Date, an express or implied reference in a Warranty to the "date of this Agreement" is to be construed as a reference to the Completion Date.

     5.2 Each Seller makes the Warranties set out in Schedule 4, Part A, in respect of itself only, to and for the benefit of the Purchasers as of the date hereof and as of the Completion Date. The Warranties made by the Sellers as of the Completion Date shall be made subject to any further disclosures made to the Purchasers on or before Completion in a form and substance satisfactory to the Purchasers, acting reasonably. For the avoidance of doubt, any such further disclosures made by a particular Seller to the Purchasers which are not in a form and substance satisfactory to the Purchasers, acting reasonably, shall entitle the Purchasers to elect not to proceed to Completion with respect to such particular Seller, provided that this will not affect Completion with respect to the other Sellers. For the purposes of repeating the Warranties as of the Completion Date, an express or implied reference in a Warranty to the "date of this Agreement" is to be construed as a reference to the Completion Date.

     5.3 Each party is aware and acknowledges that it has entered into this Agreement in reliance on the Warranties given by each relevant party to the other which have induced it to enter into this Agreement.

     5.4 The rights and remedies of a party in respect of any breach of the Warranties by the other party shall not be affected by any information of which such non-breaching party has knowledge (however acquired and whether actual, imputed or constructive) relating to the other party or the transactions contemplated in this Agreement, and shall survive Completion and shall not in any respect be extinguished or affected in any way by Completion.

     5.5  Each of the  Warranties  set out in each  paragraph  of Schedule 3 and
          Schedule 4 is separate and independent and unless otherwise expressly provided shall not be limited by reference to any other Warranty or anything in this Agreement.

     5.6 If in respect of, or in connection with, any breach of any of the Warranties any sum payable by way of compensation is subject to Taxes (which definition shall, for the purpose of this Clause 5.6 only, not include tax on net income), then a further amount shall be paid so as to secure that the net amount received is equal to the amount of compensation due to it in respect of such breach, less any sums recovered under insurance policies held by the party not in breach.

6.       TERMINATION

     6.1 If, on or before the Completion Date, a Seller is in breach of a Warranty or another provision of this Agreement, the effect of which is to give rise to a Material Adverse Change in respect of such Seller, the Purchasers may by written notice to the other parties elect to proceed to Completion or terminate this Agreement with respect to such Seller, provided that this will not affect the Completion with respect to the other Sellers.

     6.2 If, on or before the Completion Date, any Purchaser is in breach of a Warranty or another provision of this Agreement, the effect of which is to give rise to a Material Adverse Change in respect of such Purchaser, such Seller may by written notice to the other parties elect to proceed to Completion or terminate this Agreement with respect to itself, provided that this will not affect the Completion with respect to the other Sellers.

     6.3 If Completion does not occur as to the Subject Share Transfer between the Purchasers and a particular Seller on or before the Termination Date this Agreement shall terminate with respect to the Subject Share Transfer between the Purchasers and such particular Seller (but as to such Seller only).

     6.4 If either the Purchasers or any Seller terminates this Agreement pursuant to Clauses 6.1 or 6.2 or this Agreement terminates automatically by virtue of Clause 6.3, each relevant party's further rights and obligations hereunder shall cease immediately on termination, provided however, that (i) termination does not affect a party's accrued rights and obligations at the date of termination and
          (ii) Clauses 7 (Indemnification), 9 (Notices), 10.2 (Entire Agreement), and 11 (Governing Law and Dispute Resolution) shall survive beyond such termination.

     6.5 Except as set out in this Clause 6, no party may terminate or rescind this Agreement, either before or after Completion.

7.       INDEMNIFICATION

     7.1 Each of the (i) Purchasers jointly and severally as regards each of the Sellers and (ii) Sellers severally as regards the Purchasers, covenant and agree, (a) for a period of twelve (12) months following the Completion Date, to protect, indemnify and hold harmless the other parties from and against any and all losses, claims, damages, liabilities, costs or expense caused or incurred by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation or warranty of such party in this Agreement, and (b) for a period of eighteen (18) months following the Completion Date, to protect, indemnify and hold harmless the other parties from and against any and all losses, claims, damages, liabilities, costs or expense caused or incurred by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any covenant or agreement of such party in this Agreement.

     7.2 In the event that any claim, action, suit or proceeding is brought or instituted against a party in the context of Clause 7.1, such party (an "INDEMNIFIED PARTY") shall promptly notify the person from whom indemnification is sought (the "INDEMNIFYING PARTY") and the Indemnifying Party shall promptly retain counsel approved by the Indemnified Party, acting reasonably, to represent the Indemnified Party in such claim, action, suit or proceeding, and the Indemnifying Party shall pay all reasonable fees and disbursements of such counsel relating to such claim, action, suit or proceeding. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

     7.3 The liability of each Seller to the Purchasers hereunder shall not exceed the product of USD 11.6236 and the number of TIW Shares to which such Seller is entitled as a consequence of the Subject Share Transfer pursuant to Clause 2.2.

     7.4 The aggregate liability of the Purchasers to a Seller hereunder shall not exceed the product of USD 11.6236 and the number of TIW Shares to which such Seller is entitled as a consequence of the Subject Share Transfer pursuant to Clause 2.2.

8.       COVENANTS

     8.1  PRE-COMPLETION COVENANTS

         Between the date hereof and the Completion Date, each party hereto covenants and agrees that it shall promptly notify the other parties of the occurrence or non-occurrence of any event, which would be likely to cause any Conditions to be satisfied by it not to be satisfied. In addition, TIW covenants and agrees that it shall promptly notify the Sellers upon becoming aware that a Condition has been satisfied.

     8.2  BUSINESS OF TIW

         TIW covenants and agrees:

        8.2.1 to, between the date hereof and Completion, use its best efforts to ensure that no dividends are declared or paid or common share repurchases commenced or carried out or any other distributions are declared or made by TIW;

        8.2.2 to, between the date hereof and Completion, not amend its governing instruments;

        8.2.3 to, between the date hereof and Completion, conduct its business in the ordinary and usual course and so as to maintain the same as a going concern and, in particular, TIW covenants and agrees not to issue, pursuant to a rights offering or similar transactions (a "RIGHTS OFFERING") offered to any of its then existing shareholders, any common shares of TIW or securities convertible into common shares of TIW (the "TIW SECURITIES") at a discount of more than 10% to the then market price of TIW's common shares on the TSX or Nasdaq, whichever is the lower, at the time the transaction is publicly announced, unless TIW has offered each Seller the right to acquire that number of TIW Securities needed by each Seller to maintain the same proportionate equity interest in TIW it will have after completion of the Subject Share Transfer, under the same terms and conditions as the Rights Offering.

     8.3  RULE 144 INFORMATION RIGHTS.

         At any time when TIW is neither subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "1934 ACT"), nor exempt from the filing requirements of the 1934 Act pursuant to Rule 12g3-2(b) thereunder, TIW agrees to furnish holders and prospective purchasers of TIW Shares with the information required by Rule 144A(d)(4) under the United States Securities Act of 1933, as amended (the "1933 ACT").

     8.4  TIW SHARES.

        8.4.1 TIW hereby covenants and agrees that (i) it will use best efforts to make the required filing with Nasdaq with respect to the quotation of the TIW Shares, as soon as possible, and in any event within ten (10) days following Completion, and (ii) throughout the period ending on the eighteen-month anniversary of the Completion Date, it will use commercially reasonable efforts to (a) maintain the listing of the class of shares of which the TIW Shares form a part on a Recognized Exchange, (b) ensure that the TIW Shares are listed or qualified and are freely tradable in Canada on the TSX, subject to any restrictions on trading imposed by this Agreement, and (c) maintain its status as a reporting company under the 1934 Act.

        8.4.2  Each Seller hereby covenants and agrees that:

               (a) if required by any applicable Securities Laws, it will assist TIW or Clearwave, as the case may be, in filing such reports, undertakings and other documents with respect to the transfer of the Subject Shares and the issue of the TIW Shares as may be required of TIW or Clearwave, as the case may be, by any relevant securities commission or other regulatory authority, it being understood that TIW will be solely responsible for all expenses associated with such filings;

               (b) it will comply with its obligations under applicable Securities Laws regarding disclosure of its acquisition, or in the future, as the case may be, disposition of TIW Shares and, if required, file such reports or other documents with any relevant securities commission or other regulatory authority and issue such press release disclosing such acquisition or disposition;

               (c) it will not resell the TIW Shares in Canada, in The Netherlands or in the United States except in accordance with the Securities Laws; and

               (d) the share certificates in relation to the TIW Shares to be received by the Exempt Sellers shall have the legends set forth on Schedule 9, and the share certificates in relation to the TIW Shares to be received by Sellers other than the Exempt Sellers shall have the legends set forth on Schedule 10.

     8.5  LOCK-UP.

        8.5.1 Subject to the provisions of Clause 8.7, each Seller as regards the TIW Shares acquired by it under this Agreement covenants and agrees that, unless TIW consents in writing, it will not, directly or indirectly, (a) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any common shares of TIW (including, without limitation, common shares of TIW that may be deemed to be beneficially owned by a Seller in accordance with the Securities Laws and common shares of TIW that may be issued upon exercise of any option or warrant or securities convertible or exchangeable for common shares of TIW beneficially owned by a Seller) or (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common shares of TIW, whether any such transaction described in clause (a) or (b) above (a "PROHIBITED SHARE TRANSACTION") is to be settled by delivery of common shares of TIW or other securities, in cash or otherwise, for a period (the "LOCK-UP PERIOD") from the date hereof to up to twelve months after the Completion Date, with the partial release from such lock-up to occur on the first business day in each successive period of 45 days starting from 45th day after the Completion Date (each such day, a "RELEASE DATE"), as to 5%, 5%, 18.75%, 18.75%, 7.5%, 7.5%, 18.75% and 18.75%, respectively, of the TIW Shares on each Release Date, and the certificates evidencing such TIW Shares shall bear a legend evidencing the transfer restrictions provided for in this Clause 8.5.1.

        8.5.2 For the avoidance of doubt, Clause 8.5.1 shall not apply to a sale, transfer, disposal or other transaction of a nature described in Clause 8.5.1 in respect of shares of TIW acquired by a Seller other than the TIW Shares acquired by the Sellers as a result of the consummation of the Subject Share Transfer, provided such shares are not acquired in the context of a derivatives or monetization transaction regarding the TIW Shares acquired hereunder.

        8.5.3 If a Seller materially breaches its covenants under Clause 8.5.1, the Lock-Up Period shall automatically be extended to twelve (12) months from the Completion Date for all the TIW
               Shares that such breaching party holds as a result of the consummation of the Subject Share Transfer hereunder and such breaching party shall no longer benefit from the rights set forth under Clause 8.7 hereof; provided, however, that this shall not prevent the non-breaching parties from seeking any other available remedy against this breach and shall not limit in any way the claim resulting from such breach, if any.

        8.5.4  Notwithstanding  Clause  8.5.1 but subject to Clause  8.5.3,  the
               TIW Shares acquired by the Sellers as a result of the consummation of the Subject Share Transfer may be sold pursuant to Clause 8.7, provided, however, that such TIW Shares to be sold pursuant to Clause 8.7 will be taken in the following chronological order: (i) first, from the TIW Shares no longer subject to the Lock-Up Period, (ii) next, from the next tranche to be released from the Lock-Up Period immediately after the Secondary Offering (as defined below), and (iii) thereafter, from the subsequent tranches to be released from the Lock-Up Period.

        8.5.5 Upon the release of any TIW Shares from the Lock-up Period , TIW shall, upon the request of and without charge to any Seller, (i) instruct the transfer agent to replace any share certificate relating to such TIW Shares with a new share certificate, which new share certificate shall not evidence the transfer restrictions provided for in Clause 8.5.1, and (ii) provide such evidence as the transfer agent shall require that such TIW Shares are no longer subject to the Lock-Up Period and otherwise generally co-operate with the Sellers in the issuance of new share certificates in connection with any permitted transfer by them of the TIW Shares.

        8.5.6 Notwithstanding the foregoing, (i) the Lock-Up Period shall immediately terminate upon the occurrence of (a) a Change of Control in respect of TIW or (b) a material breach by TIW of its obligations under Clause 8.7, and (ii) Clause 8.5.1 shall not restrict or prevent any Seller from tendering any or all of the TIW Shares in any public tender or third party offer for shares of common stock of TIW which public tender or third party offer, if successful, could result in a Change of Control in respect of TIW (it being understood that if such TIW Shares are not acquired in such offer for any reason, the provisions of this Clause 8.5 shall be deemed to have otherwise remained in force without interruption with respect to such tendered TIW Shares).

     8.6  REORGANIZATION EVENT.

         If there shall occur between the date hereof and the  Completion  Date:
         (i) a reclassification of the common shares of TIW, (ii) an exchange of the common shares of TIW into other shares or other securities of TIW or another entity, or (iii) a consolidation, amalgamation or merger of TIW with or into another entity (each a "REORGANIZATION EVENT"), then, in lieu of the TIW Shares any Seller is entitled to receive hereunder, such Seller shall instead be entitled to receive and shall accept, in lieu of common shares of TIW, such other securities which such Seller would have been entitled to receive as a result of such Reorganization Event had such Seller been a holder of common shares of TIW at the time of such Reorganization Event.

     8.7  CONCURRENT REGISTRATION RIGHTS.

         Provided that the Sellers have complied in all material respects with all their obligations under this Agreement, if at any time during the period of eighteen (18) months after the Completion Date, TIW shall determine to register under the 1933 Act or effect the qualification under Canadian Securities Laws (as defined in the Registration Rights Agreement), or effect a registration or qualification under the applicable laws and listing rules with respect to any exchange on which the common shares of TIW are listed (the "OTHER TIW EXCHANGE"), or so registers or qualifies, any of its equity securities (or securities convertible or exchangeable into equity securities) in a secondary offering in which any Existing Shareholder participates (the "SECONDARY OFFERING"), (a) TIW shall give written notice thereof to each Seller as soon as practicable after TIW determines to register or qualify securities under a Secondary Offering and each such notice shall include a list of the jurisdictions in which TIW intends to attempt to qualify such securities or the distribution thereof, as applicable, under the 1933 Act, applicable blue sky or other state securities laws or Canadian Securities Laws (as defined in the Registration Rights Agreement) or the applicable laws and rules with respect to the Other TIW Exchange, as applicable, and (b) each Seller shall be entitled, in addition to any rights any Seller may have under any other agreement pertaining to registration of securities of TIW that such Seller may hold, to have TIW register or qualify, concurrently with the Secondary Offering, (the "CONCURRENT SECONDARY OFFERING"), a number of TIW Shares in the same ratio to the total number of TIW Shares it then holds as the aggregate number of equity securities of TIW to be included by the Existing Shareholders in the Secondary Offering bears to the aggregate number of equity securities that such Existing

          Shareholders then hold, and that is specified in a written request or requests (which may specify all or any part of such TIW Shares, as the case may be) made by each Seller in good faith within ten (10) days after the date written notice is delivered by TIW, subject to the right of TIW to delay, or not to proceed with, such Secondary Offering and Concurrent Secondary Offering pursuant to the terms of the Registration Rights Agreement, on the following terms and conditions:

        8.7.1 The underwriter for the Secondary Offering and the Concurrent Secondary Offering shall be chosen by TIW or as may be otherwise provided for in the Registration Rights Agreement, and each
               Seller that intends to include its TIW Shares in such registration or qualification shall (together with TIW and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) (including, without limitation, customary lock-up provisions). Notwithstanding any other provision of this Clause 8.7, if the managing underwriter(s) advise(s) the participating shareholders and TIW in writing that marketing factors require a limitation on the number of securities to be underwritten, then the number of securities to be included in such registrations or qualifications under the Secondary Offering and the Concurrent Secondary Offering shall be allotted pro rata among the participating shareholders in the registered offering, including, without limitation, the Existing Shareholders and the Sellers, as the case may be, based upon the number of securities owned by such holders at the relevant time, provided however that in the case of the Sellers, the pro rata allocation shall only be based upon the number of TIW Shares acquired hereunder owned by such holders at the relevant time.

        8.7.2 Notwithstanding the request made pursuant to Clause 8.7, each Seller shall have the right to withdraw its securities from any Concurrent Secondary Offering between the time the terms of such Concurrent Secondary Offering are agreed and the underwriting agreement related thereto is executed, provided, however, that if such Seller elects to withdraw its securities from such Concurrent Secondary Offering, it must give immediate oral notice, followed as soon thereafter as practicable by written notice, to TIW and the underwriter(s), it being understood that if such Seller executes the underwriting agreement it shall be deemed to have waived its rights under this Clause 8.7.2. Any securities excluded or withdrawn from such underwriting agreement shall not be included in such registration or qualification.

        8.7.3 TIW shall pay all Registration Expenses, as hereinafter defined, incurred by TIW and the Sellers, as the case may be, in connection with complying with their obligations pursuant to this Agreement, provided, that such expenses shall not include Selling Expenses, as hereinafter defined. Selling Expenses shall be borne by the Sellers pro rata on the basis of the number of the securities so registered and sold by all participants. For the purposes of this Clause, (i) "REGISTRATION EXPENSES" shall mean all expenses incident to TIW's and the Sellers' performance of or compliance with their obligations under this Clause 8.7 and Clause 8.10, including, without limitation, all SEC, National Association of Securities Dealers ("NASD") and stock exchange, Nasdaq, TSX, Canadian Securities Commission or other applicable Canadian securities regulatory authority registration, listing and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws or other Securities Laws (including, without limitation, all fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of common shares), printing expenses, escrow fees, messenger and delivery expenses, fees and disbursements of counsel for TIW and all independent certified public accountants or chartered accountants (including where applicable the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the disbursements of underwriters customarily paid in connection with secondary registered public sales of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), fees of one U.S. and one Canadian counsel, as required, for all the Sellers participating in the Secondary Offering (which fees shall not exceed USD 20,000 in the aggregate per registration), fees and expenses of any special experts retained by TIW in connection with such registration, and fees and expenses of other persons retained by TIW (but not including any Selling Expenses) and (ii) "SELLING EXPENSES" shall mean all underwriting discounts and fees and selling commissions and stock transfer taxes, if any, attributable to the sale of securities shares by the selling shareholders.

        8.7.4 None of the Sellers shall be required to make any representations or warranties in connection with any registration or qualification other than representations and warranties as to
               (i) its ownership of its TIW Shares to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) its power and authority to effect such transfer and (iii) such matters pertaining to compliance with Securities Laws as may be reasonably requested. Each Seller shall be obligated to provide an indemnity pursuant to any underwriting arrangements only with respect to information provided by it, any indemnity under any underwriting arrangements shall be several, not joint and several, among the Sellers selling TIW Shares and the liability of each such Seller will be in proportion to, and such liability will be limited to, the net amount received by each such Seller from the sale of its TIW Shares pursuant to such registration or qualification; provided, however, that TIW shall not be obligated to provide to the underwriters any indemnification regarding matters described in (i) through (iii) above.

        8.7.5 If any shareholder of TIW benefiting from registration rights, including, without limitation, the parties to this Agreement, shall determine not to participate in a Secondary Offering or
               Concurrent Secondary Offering, (i) other participating shareholders in the Secondary Offering and Concurrent Secondary Offering shall have the right to include in such Secondary Offering and Concurrent Secondary Offering additional securities in an amount up to their respective pro rata share of the securities so withdrawn, and (ii) such non-participating shareholder shall not be prevented from participating in subsequent Secondary Offerings or Concurrent Secondary Offerings.

        8.7.6 The rights under this Clause 8.7 may be exercised, with respect to an unlimited number of registrations or qualifications, whether such registration or qualification is done under blue sky laws or other compliance, or Canadian Securities Laws or other compliance, provided however that such rights are exercised (i) within the period prescribed in this Clause 8.7 and
               (ii) concurrently with, and pursuant to the same terms and conditions (other than specified differences provided in this Agreement) as, a Secondary Offering. The TIW Shares permitted to be included and so included in any Concurrent Secondary Offering shall be covered by the applicable agreement with the underwriters with respect to the Secondary Offering by the Existing Shareholders on the same terms as the purchase, underwriting or other arrangement with the Existing Shareholders in such agreement except as provided herein and customary for transactions of the kind contemplated.

        8.7.7 In the event that any Seller shall waive the Condition set forth in Schedule 1, Part A, paragraph 5, the rights of such Seller under this Clause 8.7 shall not apply to the extent that such rights shall conflict with the rights of the Existing Shareholders under the Registration Rights Agreement.

     8.8  SECONDARY OFFERING BEFORE COMPLETION DATE.

         If TIW proposes to close a secondary offering between the date hereof and the Completion Date in which the Sellers, or any of them, would have been able to participate had the Completion Date occurred prior to the date of such offering, then TIW shall (i) effect a primary issuance simultaneously with such secondary offering of a number of common shares of TIW designated by the Sellers, which number of common shares shall not exceed the number of TIW Shares that the Sellers would have been entitled to sell in the Concurrent Secondary Offering pursuant to Clause 8.7 and (ii) on the Completion Date, acquire the corresponding portion of the Subject Shares for cash at a price per share equal to the product of (a) the exchange ratio set forth in Clause 2.2 and (b) the offer price per share pursuant to the Secondary Offering less Selling Expenses per share, in lieu of the issuance of such number of TIW Shares.

     8.9  WAIVER OF RIGHTS.

         The Sellers and Purchasers agree (subject, in the case of each Seller, to Completion occurring with respect to such Seller and in the case of Purchasers, with respect to each Seller to Completion occurring with respect to such Seller) that they hereby waive any and all rights they may have under sections 8 and 10 of the Shareholders Agreement in respect of the transactions contemplated hereby. In addition, the Sellers and TIW agree to suspend the operation of sections 13.1 and 14 of the Shareholders' Agreement, as well as the terms of the Unanimous Shareholders' Resolution dated as of 3 December 1999, as amended and restated (the "UNANIMOUS SHAREHOLDERS RESOLUTION"), until the Completion Date, it being understood that the Shareholders' Agreement will be terminated and the Unanimous Shareholders' Resolution will cease to have any effect as between the Purchasers and a Seller if and when Completion has occurred in respect of such Seller.

     8.10 REGISTRATION OF TIW SHARES ISSUED TO ADVENT SELLERS.

         TIW agrees to use commercially reasonable efforts to arrange for the TIW Shares issued to the Advent Sellers to be registered for resale under the 1933 Act pursuant to a registration statement in accordance with the terms set forth in Schedule 6.

     8.11 DUTCH SECURITIES LAWS SELLING RESTRICTIONS.

         The TIW Shares are not and will not be offered in or from The Netherlands other than to persons who trade or invest in securities in the conduct of their profession or trade as referred to in article 2 of the Exemption Regulation issued under the 1995 Act on the Supervision of the Securities Trade (VRIJSTELLINGSREGELING WET TOEZICHT EFFECTENVERKEER 1995), which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises, which as an ancillary activity regularly invest in securities.

     8.12 REMOVAL OF U.S. SECURITIES LAW TRANSFER RESTRICTION LEGENDS.

         The legends required by Clause 8.4.2(d) will be removed by delivery of substitute certificate(s) without such legend in connection with a sale:

        8.12.1 made pursuant to Regulation S under the Securities Act upon delivery of the certificate representing the TIW Shares so sold and a duly executed declaration of a Seller, in a form satisfactory to TIW's transfer agent and TIW acting reasonably:


                  (a) stating that the sale of the securities represented thereby is being made in compliance with Rule 904 of Regulation S under the 1933 Act; and


                  (b)   certifying that:


                      (i) the offer of such securities was not made to a person in the United States and either (x) at the time the buy order was originated, the buyer was outside the United States, or such Seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (y) the transaction was executed in, on or through the facilities of the TSX and neither such Seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                      (ii) neither  such  Seller  nor any  person  acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities;

                      (iii)the  sale is bona  fide  and not for the  purpose  of
                           "washing off" resale restrictions imposed because the securities are "restricted securities";

                      (iv) the sale is not a transaction  or part of a series of transactions which, although in technical compliance with Regulation S under the 1933 Act is part of a plan or scheme to evade the registration requirements of the 1933 Act; and

                      (v) the Seller is not an "affiliate" of TIW within the meaning of Regulation S under the 1933 Act.

                  (c) Terms used in this Clause 8.12.1 have the meanings given to them by Regulation S under the 1933 Act.

        8.12.2 made (i) pursuant to an effective registration statement under the 1933 Act, (ii) after expiration of the 40-day distribution compliance period required by Regulation S under the 1933 Act, in the case of TIW Shares issued to Exempt Sellers, (iii) in reliance on and in accordance with Rule 144 under the 1933 Act, or (iv) in reliance upon a letter from the staff of the SEC or an opinion of recognized securities law counsel in form and substance satisfactory to TIW and its counsel, acting reasonably, to the effect that such legend is not required for purposes of the 1933 Act and delivered to TIW's transfer agent and TIW. In the event of a sale or other disposition by a Seller pursuant to Rule 144 under the 1933 Act (other than pursuant to Rule 144(k)) of TIW Shares, if reasonably requested by TIW such Seller will supply TIW with evidence of compliance with such Rule. Upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the TIW Shares sold as indicated in the letter evidencing such compliance. After expiration of the 40-day distribution compliance period required by Regulation S under the 1933 Act, Exempt Sellers shall also have the right, whether or not related to a sale of the TIW Shares sold to such Exempt Sellers pursuant to this Agreement, to request that TIW
               (i) instruct the transfer agent to replace any share certificate relating to such TIW Shares with a new share certificate, which new share certificate shall not evidence the transfer restrictions provided for in Clause 8.4.2(d), and (ii) provide such evidence as the transfer agent shall require that such TIW Shares are no longer subject to the distribution compliance period and otherwise generally co-operate with the Sellers in the issuance of new share certificates in connection with any permitted transfer by them of the TIW Shares.



9.   NOTICES

     9.1 Any notice, communication or other document required to be given or served under this Agreement ("NOTICE") shall be in writing in English duly signed by or on behalf of the party giving it and may be delivered to any party by sending it by commercial courier or by facsimile to such party (with a copy by e-mail at the sole discretion of the party giving the Notice and provided that a failure to send a copy by e-mail shall not otherwise invalidate such Notice) at its address set forth below (or at its new address, as notified to each of the other parties in writing in accordance with this Clause):

        9.1.1   in the case of TIW, to:

                  Telesystem International Wireless Inc.
                  1250 Rene Levesque Street West, 38th Floor
                  Montreal, Quebec
                  Canada H3B 4W5
                  Fax:     +1 514 673 8314
                  Attn:    General Counsel

        9.1.2   in the case of Clearwave, to:

                  c/o Telesystem International Wireless Inc.
                  1250 Rene Levesque Street West, 38th Floor
                  Montreal, Quebec
                  Canada H3B 4W5
                  Fax:     +1 514 673 8314
                  Attn:    General Counsel

        9.1.3 in the case of a Seller, to the address set forth for such Seller on Schedule 8 hereto, in each case with a copy to:

                  Weil, Gotshal & Manges
                  One South Place
                  London EC2M 2WG
                  England
                  Fax:     +44 20 7903 0990
                  Attn:    Kenneth E. Schiff, Esq.

     9.2 Any Notice given by commercial courier shall be deemed to have been delivered on the second Business Day following the date it is dispatched and any Notice given by facsimile shall be deemed to have been delivered on the date that the facsimile is dispatched and confirmation of receipt (electronic or otherwise) is received and provided that if deemed receipt occurs before 9.00 a.m. on a Business Day the notice shall be deemed to have been received at 9.00 a.m. on that day, and if deemed receipt occurs after 5.00 p.m. on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9.00 a.m. on the next Business Day.

     9.3 Any Notice given by a Seller to TIW will be deemed to be given to all Purchasers and any Notice given to a Seller by TIW will be deemed to be given by all Purchasers.


10.  GENERAL PROVISIONS

     10.1 SUCCESSORS AND ASSIGNS

         No party shall be entitled to assign any of its rights and obligations under this Agreement without the prior written consent of each of the other parties, provided, however, that any party may, by written notice to all parties, assign any of its rights and obligations under this Agreement to one or more of its Affiliates. This Agreement shall be binding upon the parties and their respective successors (whether as the result of a merger or otherwise) and permitted assigns and no assignment by a party of its rights and obligations under this Agreement to a permitted assignee shall relieve the assigning party of its obligations under this Agreement.

10.2     ENTIRE AGREEMENT

        10.2.1 This Agreement and the documents which are required by its terms to be entered into by the parties or any of them or which are referred to in this Agreement (together the "SHARE TRANSFER DOCUMENTS"), together with the letter agreements with each Seller dated August 9 or 10, 2004, as applicable that pertains to the treatment of confidential information, constitute the entire agreement and understanding of the parties in connection with the exchange of the shares and other matters described in them and supersede any previous agreement between the parties relating to the subject matter of this Agreement.

        10.2.2 Each party acknowledges and agrees that it has not entered into the Share Transfer Documents or any of them in reliance on any agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever (whether or not in writing, whether express or implied, and whether or not in draft form) made or given by any person at any time prior to the execution of this Agreement in connection with the transactions described in the Share Transfer Documents (a "PRE-CONTRACTUAL STATEMENT"), which is not expressly set out in the Share Transfer Documents (or any of them). Each party irrevocably and unconditionally waives any claims, rights or remedies which it may otherwise have in relation to a Pre-Contractual Statement; provided always that this Clause 10.2 shall not exclude or limit any liability or any right which any party may have in respect of a Pre-Contractual Statement made or given fraudulently or dishonestly in circumstances where there has been wilful concealment.

     10.3 WAIVER

         No delay or failure by any party to this Agreement to exercise any of its powers, rights or remedies under this Agreement shall operate as a waiver of them, nor shall any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. No waiver by a party of any breach by any other party of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision of this Agreement.

     10.4 TIME OF ESSENCE

         Time is of the essence of this Agreement in respect of any date or period mentioned in this Agreement and any date or period substituted by written agreement between the parties or otherwise.

     10.5 PARTNERSHIP

         Nothing in this Agreement shall be deemed to constitute a partnership between the parties (or any of them) nor constitute any party the agent of any other party (unless otherwise expressly provided) or otherwise entitle any party to have authority to bind any other party for any purpose.

     10.6 DISCLOSURE

         The parties agree that letters dated August 9 or 10, 2004 were signed, pertaining to the treatment of confidential information, which provisions shall form an integral part hereof. The parties further acknowledge that (i) the terms and conditions of this Agreement are strictly confidential and the parties agree to hold such terms and conditions in strict confidence and not to disclose them to any person until the

          Completion Date, except as may be otherwise permitted by this Agreement or required by law (including without limitation any order of a court of competent jurisdiction) or by the rules of any recognized stock exchange, or governmental or other regulatory body, unless such information, at the time of disclosure, is within the public domain, or, after disclosure, becomes readily and lawfully available to the industry or the public, other than by a breach of this Agreement, other than their respective shareholders, directors, general and limited partners, employees and representatives, it being understood that the disclosing party shall have the obligation to inform any person to whom the terms and conditions of this Agreement are disclosed of the confidential nature thereof; (ii) any information relating to the negotiation of this Agreement and any information exchanged between the parties in contemplation of entering into this Agreement or consummating the transactions contemplated hereby is strictly confidential and the parties agree to hold such information in strict confidence and not to disclose it to any person before or after Completion, except as may be otherwise permitted by this Agreement or required by law (including without limitation any order of a court of competent jurisdiction) or by the rules of any recognized stock exchange, or governmental or other regulatory body, unless such information, at the time of disclosure, is within the public domain, or, after disclosure, becomes readily and lawfully available to the industry or the public, other than by a breach of this Agreement, other than their respective shareholders, directors, general and limited partners, employees and representatives, it being understood that the disclosing party shall have the obligation to inform any person to whom such information is disclosed of the confidential nature thereof; and (iii) no party shall make any announcement with regard to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

     10.7 FURTHER ASSURANCES

         Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

     10.8 INVALIDITY OF PROVISION

         The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. The parties shall endeavour in good faith negotiations to modify any invalid, illegal or unenforceable provision of this Agreement to the extent necessary to make such provision valid, legal and enforceable. Each of the parties hereto agrees that it shall not allege the invalidity, illegality or unenforceability of this Agreement, or any one or more of the provisions contained herein.

     10.9 COUNTERPARTS

         This Agreement may be executed in any number of counterparts or facsimile duplicates each of which shall be an original but such counterparts or facsimile duplicates shall together constitute one and the same agreement.

     10.10 COSTS

         Subject to Clause 8.7.3, the Sellers and the Purchasers shall each be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and the finalization of the transactions contemplated hereby, provided however that the Purchasers shall be responsible for (i) all expenses relating to the fulfilment of the conditions provided in Schedule 1, Part A, paragraphs 2 and 3 and (ii) the expenses (including reasonable fees and expenses of legal advisers, accountants and other professional advisers) incurred by the Sellers directly related to the negotiation and the finalization of the transactions contemplated hereby up to, but not in excess of (pound)200,000 for all Sellers in aggregate. Notwithstanding the foregoing, in the event that this Agreement is not completed as a result of a Seller's failure to complete the transactions contemplated hereby in breach of this Agreement, then the Purchasers shall not be obligated to pay any expenses of such Seller (but such Seller only) as provided in sub-Clause (ii) hereof.

11.  GOVERNING LAW AND DISPUTE RESOLUTION

     11.1 GOVERNING LAW

         This Agreement shall be governed by, and construed in all respects in accordance with, the laws of the State of New York, in the United States of America, without regard to whether the choice of law rules under New York law would result in the application of the law of another jurisdiction.

     11.2 ARBITRATION

        11.2.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be the London Court of International Arbitration. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and each of the parties agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against any other party, any provisions of UNCITRAL Arbitration Rules notwithstanding.

        11.2.2 Each of the parties represents and warrants to the other parties that this Agreement and their obligations hereunder are commercial obligations, and confirm that they are not entitled to claim immunity from legal proceedings in an action brought for the enforcement of this Agreement.

IN WITNESS WHEREOF, the parties hereto, being duly authorised and intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the date first above written.




TELESYSTEM INTERNATIONAL WIRELESS INC.




By:   /s/ ANDRE GAUTHIER
      --------------------------------------------------------------------------
      Name:  Andre Gauthier
      Title: Executive Vice President and Chief Financial Officer



By:   /s/ MARGRIET ZWARTS
      --------------------------------------------------------------------------
      Name:  Margriet Zwarts
      Title: General Counsel & Secretary

CLEARWAVE N.V.




By:   /s/ ILLEGIBLE
      -----------------------------------------------------------
      Name:  Illegible
      Title: Authorized signatory of Telesystem
             International Wireless Corporation N.V.,
             Managing Director

ABN AMRO VENTURES B.V.




By:   /s/ MACHIEL PAPOUSEK                       /s/ STEFAN BEHRENS
      -------------------------------------      -------------------------------
      Name:  Machiel Papousek and                Name:  Stefan Behrens
      Title: Executive Director                 Title: Investment Manager

PART'COM S.A.



By:  /s/ HENRI DE LAPPARENT
     ------------------------------------------------
         Henri de Lapparent, Chief Executive Officer

MEDIATEL CAPITAL

By:  Mediatel Management



By: /s/ HENRI DE LAPPARENT                     /s/ PIERRE DE FOUQUET
   ----------------------------------------    ---------------------------------
    Name:  Henri de Lapparent                  Name:  Pierre de Fouquet
   Title:  Board Member                        Title: Board Member

J.P. Morgan Partners (BHCA), L.P.
By:  JPMP Master Fund Manager, L.P., its General Partner

By:  JPMP Capital Corp. ,its General Partner




By:   /s/ MICHAEL R. HANNON
      -----------------------------------------------------------------
      Name:  Michael R. Hannon
      Title: Managing Director

ADVENT PARTNERS LIMITED PARTNERSHIP

By:  Advent International Corporation, General Partner


By:  /s/ JANET L. HENNESSY
     ------------------------------------------------------------------
         Janet L. Hennessy, Vice President



ADVENT PRIVATE EQUITY FUND - CENTRAL EUROPE LIMITED PARTNERSHIP

By:  Advent Central Europe Management Limited Partnership, General Partner

By:  Advent International Limited Partnership, General Partner

By:  Advent International Corporation, General Partner



By:  /s/ JANET L. HENNESSY
     ------------------------------------------------------------------
         Janet L. Hennessy, Vice President



ACEE II-A CO-INVESTMENT FUND LIMITED PARTNERSHIP

ADVENT CENTRAL & EASTERN EUROPE II, LIMITED PARTNERSHIP

ADVENT CENTRAL & EASTERN EUROPE II-A LIMITED PARTNERSHIP

ADVENT CENTRAL & EASTERN EUROPE II-B LIMITED PARTNERSHIP

ADVENT CENTRAL & EASTERN EUROPE II-L LIMITED PARTNERSHIP

ADVENT PGGM GLOBAL LIMITED PARTNERSHIP

THE CZECH AND SLOVAK PRIVATE EQUITY FUND L.P.

By:  Advent International Limited Partnership, General Partners

By:  Advent International Corporation, General Partner



By:  /s/ JANET L. HENNESSY
     ------------------------------------------------------------------
         Janet L. Hennessy, Vice President

PARNIB B.V. , REPRESENTED BY ALPINVEST PARTNERS N.V.




By:   /s/ P.F.F, DE VAN DER SCHUEREN               /s/ W. MILDERS
      -------------------------------              -----------------------------
      Name:  P.F.F. van der Shueren                W. Milders
      Title: Head Legal Affairs                    Legal Counsel

EEIF CZECH N.V.



By:   /s/ COLIN HEWETT
      -----------------------------------------------------------
      Name:  Colin Hewett
      Title: Attorney In Fact


EMERGING EUROPE INFRASTRUCTURE FUND C.V.

By its general partner:  AIG Emerging Europe Infrastructure Management L.P.

By its general partner:  AIG Emerging Europe Infrastructure Management Ltd.




By:   /s/ COLIN HEWETT
      -----------------------------------------------------------
      Name:  Colin Hewett
      Title: Attorney In Fact

THE EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT



By:  /s/ IZZET GUNEY
     ---------------------------------------------------------------------------
         Izzet Guney
         Director - Telecoms, Informatics and Media